                 PRINCIPAL UNDERWRITER AND SERVICING AGREEMENT

AGREEMENT made this 1st day of January, 1994 by and between Fortis Investors, Inc., a corporation organized and existing under the laws of the State of Minnesota, (the "Distributor") and Fortis Benefits Insurance Company, an insurance company organized and existing under the laws of the State of Minnesota (the "Company").

                                  WITNESSETH:

WHEREAS, the Company, in some instances through its Variable Accounts C and D (the "Accounts"), proposes to offer certain fixed and variable life insurance contracts, and fixed and variable annuity contracts, together with certificates under group contracts and any riders, (hereafter, the "Contracts"); and

WHEREAS, the Accounts will invest in shares of Fortis Series Funds, Inc. ("Shares"); and

WHEREAS, the Distributor is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, certain personnel of the Company or its affiliates may engage, or may be deemed to be engaged, directly or indirectly, in the offering, selling, advertising or marketing of Contracts and Shares; confirming transactions as required by 1934 Act Rule 10b-10; maintenance of records required by 1934 Act Rules 17a-3 and 17a-4 or other SEC or NASD rules applicable to registered broker-dealers; and payment of commissions with respect to Contracts (all Company personnel engaged in these activities, as well as all other persons who
Section 3(a) (18) of the 1934 Act defined as associated persons of the Distributor, are referred to herein as "Associated Persons," a term which as used in this Agreement: does not include persons associated with other broker-dealer firms or banks that are engaged by the Distributor to offer and sell Contracts);

NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Distributor and the Company agree as follows:

I. APPOINTMENT OF DISTRIBUTOR. The Distributor will act as the exclusive principal underwriter for the Contracts during the term of this Agreement in each state or other jurisdiction where the Contracts may legally be sold. The Distributor shall at all times function as, and be deemed to be, an independent contractor and will be under no obligation to effectuate any particular amount of sales of Contracts or to promote or make sales, except to the extent the Distributor deems advisable. Anything in this Agreement to the contrary notwithstanding, the Company retains the ultimate right to control the sale of the Contracts, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of the Company, or to refuse to sell a Contract to any applicant for any reason whatsoever.

II.  RESPONSIBILITIES OF THE DISTRIBUTOR.

        A. SUPERVISION AND COMPLIANCE. The Distributor will assume full responsibility for securities law compliance by the Associated Persons with respect to Contracts and Shares, including, as applicable, compliance with the NASD Rules of Fair Practice and Federal and state securities laws and regulations. The Distributor, directly or through the Company as its agent, will (1) make timely filings with the SEC, NASD, and any other securities regulatory authorities of any sales literature or materials relating to the Contracts, Accounts or the Shares, as required by law to be filed,
            (2) make available to the Company copies of any agreements or plans intended for use in connection with the sale of the Contracts in sufficient numbers and in adequate time for clearance by the appropriate regulatory authorities before they are used, and (3) train the Associated Persons, use its best efforts to prepare them to complete satisfactorily any and all applicable NASD and state securities examinations, register the Associated Persons as its registered representatives or principals to the extent legally required before they engage in securities activities, and diligently supervise and control them in the performance of such activities. The parties agree to use their best efforts to obtain any required clearances by regulatory agencies as expeditiously as reasonably possible and shall not use any materials, plan or agreement in any jurisdiction unless all filings have been made and approvals obtained that are necessary to make said use proper and legal therein.

        B. ADMINISTRATIVE FUNCTIONS AND SERVICES. Completed applications for the Contracts shall be transmitted directly to the Company whereupon they shall be reviewed by an agent for the Distributor and if approved by such agent, the applications shall proceed to be processed by the Company for acceptance or rejection in accordance with rules and procedures established by the Company. Initial and subsequent premium payments under the Contracts shall be made payable to the Company and shall be forwarded by the Distributor to the Company promptly after receipt by the Distributor, less any amounts the parties may agree that the Distributor (or other broker-dealers with whom the Distributor has a selling agreement) may retain.

        C. APPOINTMENT OF AGENTS. The Distributor shall be responsible for ensuring that Associated Persons will engage in the offer and sale of Contracts only if properly qualified under the insurance laws, of all relevant jurisdictions. Although the Distributor may assist other broker-dealers and banks or their representatives or principals in qualifying under relevant insurance laws to sell Contracts, the responsibility for ensuring that all such requirements have been met is that of such other broker-dealers or banks and not the Distributor.

        D. SUITABILITY. The Distributor shall take reasonable steps to ensure that the various representatives and principals appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for said applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's retirement and investment objectives and financial situation and needs.

        E. SALES PRACTICES. No person shall use any sales aids, promotional material, or sales literature with respect to Contracts or Shares which have not been specifically approved in advance by the Distributor and the Company. No person shall, in connection with the offer or sale of the Contracts, make any representations regarding the Contracts, the Accounts, the Shares, the Company, Fortis Advisers, Inc., or the Distributor, which are not authorized by the Company and the Distributor or contained in a then-effective Registration Statement of the Account or Fortis Series Fund, Inc. under the 1933 Act ("Registration Statement").

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        F.   RECORDS AND CONFIRMATION. The Distributor, directly or through the
             Company as its agent (but at the Distributor's expense), will (a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained in connection with the offer and sale of the Contracts being distributed pursuant to this Agreement, which books and records shall be the joint property of the Distributor and the Company and shall be subject to inspection by the Securities and Exchange Commission in accordance with Section 17(a) of the 1934 Act and (b) upon or prior to completion of each Contract transaction for which a confirmation is legally required, send a written confirmation for each such transaction reflecting the facts of the transaction. Copies of all records maintained hereunder by the Company as the Distributor's agent will be promptly surrendered by the Company at the request of the Distributor and will be available at any time during business hours to properly-constituted governmental authorities and furnished to them in true, correct and current hard copy form, should the same be required by said authorities.

        G. SECURITIES LAW REGISTRATION. The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by the Company for the purpose of (a) maintaining the registration of the Contracts under the 1933 Act and the Accounts under the 1940 Act and (b) qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

III. RESPONSIBILITIES OF THE COMPANY.

        A. DISTRIBUTION. The Company will be responsible for obtaining and maintaining the necessary authority to issue the Contracts in the various states, and for filing the Contracts with and obtaining all necessary approvals thereof from state insurance regulatory authorities.

        B. ADMINISTRATIVE FUNCTIONS AND SERVICES. The Company will perform all administrative functions and services in connection with the issuance and maintenance of the Contracts, including but not limited to: underwriting, policyholder services, actuarial and legal services, claims, accounting, and computer systems management.

        C. APPOINTMENT OF AGENTS. The Company shall undertake to appoint as life insurance agents of the Company the Distributor's qualified representatives and principals and, as appropriate upon the request of the Distributor, those of other broker-dealers or banks who enter into sales agreements with the Distributor.

        D. SALES PRACTICES. The Company will be responsible for filing of sales literature, as necessary, with any insurance regulatory authorities, and when necessary, obtaining approvals of said authorities.

        E. RECORDS AND CONFIRMATIONS. The Company (or the Distributor at the Company's expense), will maintain and preserve all records in connection with the Contracts and the Accounts in accordance with Rules 31a-1 and 31a-2 under the 1940 Act. To the extent maintained and preserved by the Distributor, such records shall be the property of the Company and shall be returned to the Company upon request.

        F. SECURITIES LAW REGISTRATION. The Company will register and maintain the registration of the Contracts under the 1933 Act and the Accounts under the 1940 Act as necessary until such time as the Company determines that the Contracts will be withdrawn from sale and such registration is no longer required.

IV. COSTS AND EXPENSES. Except as otherwise specifically set forth herein, or except as may otherwise be agreed between the parties from time to time, each party to this Agreement shall bear all costs and expenses of providing the services and performing the functions it undertakes pursuant to this Agreement.

As between the Company and the Distributor, the Company will bear (or reimburse the Distributor for) the cost of the following services and expenses:

       a) Administration of the Contracts - including underwriting, issuance, policyholder service and claims/benefits functions;

       b) Registering and qualifying the Accounts and Contracts with Federal and state regulatory registration statements and contract forms (including amendments to any of the foregoing) and the printing of contract forms;

       c) Data processing and applications systems for the Contracts - including PRISM, Life70 and CONSY systems (or any upgrades or replacement of these systems);

       d) Audit and accounting services pertaining to the Company and the Accounts - including preparation of and filing financial statements, Forms N-SAR, and reports required by the Securities Act of 1934;

       e) Product development services - including all actuarial and valuation costs;

       f) Providing the minimum number of legally required contract statements to contract owners.

As between the Company and the Distributor, the Distributor will bear (or reimburse the Company for) the costs of the following services and expenses:

       a) Commissions and overrides - including amounts payable to Distributor's registered representatives, wholesalers, and dealer concessions to other broker/dealers;

       b) Preparation, filing with regulatory authorities, printing and disseminating sales literature and advertising materials, including computerized sales illustrations;

       c) Registering the Associated Persons with Federal and state securities and insurance regulatory authorities, including the training of such persons as required;

       d) Computer processing that may be necessary for the Distributor to perform its responsibilities, including the processing of commissions and overrides;

       e) Printing and distributing copies of prospectuses pertaining to the Contracts and the Shares purchased by the Accounts;

       f) Preparation and distribution of all periodic reports and confirmations not required by law, including computer programming costs; and

       g) Securities law compliance supervision of the Associated Persons, including compliance with the NASD Rules of Practice and Federal and state securities laws and regulations.

The parties hereby recognize and acknowledge that certain of the operating expenses of Fortis Series Fund, Inc. will be borne by Fortis Series Fund, Inc., and Fortis Advisers, Inc. These include the costs of registering and qualifying the Shares with state and Federal regulatory authorities; preparing, typesetting and filing registration statements, prospectuses and statements of additional information pertaining to the Shares; preparing, typesetting, printing, filing and distributing to Contract owners and annuitants annual and semi-annual reports to shareholders and proxy solicitation materials with respect to Shares; other expenses of shareholder meetings; and preparing and filing Form N-SAR for Fortis Series Fund, Inc.

V. COMPENSATION. As compensation for the Distributor's assuming the expenses and performing the distribution services to be assumed and performed by it pursuant to this Agreement, the Distributor shall receive from the Company such amounts and at such times as may from time to time be agreed upon by the Distributor and the Company as reflected in Schedule A to this Agreement.

    The Company will receive all amounts charged as "sales charges" in connection with the Contracts, and all other amounts assessed as charges under the Contracts, subject to any retention by the Distributor pursuant to
    Section II.B.

VI. INDEMNIFICATION. The Distributor shall indemnify and hold harmless the Accounts, the Company and each of its directors and officers, and each person who controls the Company against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) (1) arising by reason of any person's acquiring any Contract or interest thereunder, which may be based upon the 1933 Act, the 1940 Act, or on any other Federal or state statute, or at common law, on the ground that any Registration Statement of the Company or the Accounts or the prospectus or statement of additional information contained therein, as from time to time amended or supplemented, or any annual or interim reports of the Company or the Accounts to Contract owners, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent that such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in writing in connection therewith by or on behalf of the Distributor or (2) otherwise arising out of the Distributor's negligence, bad faith, willful misfeasance or reckless disregard of its responsibilities hereunder.

    The Company shall indemnify and hold harmless the Distributor, its agents and employees, and each person, if any, who controls the Distributor against any loss, liability, claim, damage, or expense described in part (1) of the foregoing indemnity, except as to statements (or omissions) made (or not made) in reliance upon, and conformity with, information furnished to the Company in writing by or on behalf of the Distributor for use in connection with the Registration Statement of the Company or the Account, or the prospectus or statement of additional information contained therein as from time to time amended and supplemented, or in connection with any annual or interim reports to Contract owners; provided, however, that in no case is the indemnity of the Company in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons against any liability to the Company or its Contract owners to which the Distributor or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under this Agreement.

    No person from whom indemnity may be sought under this Section VII ("Indemnitor") shall be liable to indemnify or hold harmless any person ("Indemnitee") pursuant to this Section VII, unless the Indemnitee shall have notified the Indemnitor in writing of the nature of the claim as to which indemnity is being sought hereunder within a reasonable time after the Indemnitee shall have been served with a summons or other first legal process giving notice thereof (or shall have received notice of such service on any designated agent), such notice giving information of the nature of the claim as to which indemnity is sought hereunder, but failure to notify the Indemnitor of any such claim shall not relieve it from any liability which it may have to the Indemnitee otherwise than on account of its indemnity agreement contained in Section VII. The Indemnitor will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Indemnitor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnitee. In the event the Indemnitor elects to assume the defense of any such suit and retain such counsel, the Indemnitee shall bear the fees and expenses of any additional counsel retained by it. In case the Indemnitor does not elect to assume the defense of any such suit, it will reimburse the Indemnitee for the reasonable fees and expenses of any counsel retained by the Indemnitee.

VII. NOTICE. Each party hereto shall advise the other promptly of (a) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting the registration or qualification of the Account or the Contracts, or the right to offer the Contracts for sale or (b) the happening of any event which makes untrue any statement, or which requires the making of any change in any Registration Statement or any current prospectus or statement of additional information, in order to make the statements therein not materially misleading.

VIII. MISCELLANEOUS. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated; may be amended at any time by mutual agreement of the parties hereto; and may be terminated at any time without penalty on sixty days' written notice by either party to the other.

The Distributor will not assign or delegate its responsibilities under this Agreement, except with the consent of the Company.

This Agreement shall be construed in accordance with the laws of the State of Minnesota.

The Distributor shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if the Company has authorized such disclosure, or if such disclosure is expressly required by applicable Federal or state authorities.

The Distributor and the Company agree to cooperate fully in any insurance regulatory examination, investigation, or proceeding or any judicial proceeding arising in connection with the Contracts. The Distributor and the Company further agree to cooperate fully in any securities regulatory examination, investigation or proceeding or any judicial proceeding with respect to the Company, the Distributor, their affiliates and their agents or representatives, to the extent that such examination, investigation or proceeding is in connection with Contracts distributed under this Agreement. The Distributor shall furnish applicable Federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulations.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                         FORTIS INVESTORS, INC.

                                    By:  /s/ Dean C. Kopperud, President
                                         -----------------------------------
                        Name and Title:  Dean C. Kopperud, President

                                         FORTIS BENEFITS INSURANCE COMPANY

                                    By:  /s/ Jon H. Nicholson
                                         -----------------------------------
                        Name and Title:  Jon H. Nicholson, Vice President

DRL254

                                   SCHEDULE A

                                                              Effective 10/01/99

Amounts payable to Fortis Investors, Inc. (the "Distributor") by Fortis Benefits (the "Company") in connection with distribution of the Contracts:

I. FOR MASTERS, MASTERS+, OPPORTUNITY, OPPORTUNITY+, EMPOWER, AND INCOME PREFERRED VARIABLE ANNUITY CONTRACTS

Percent of premium paid and service fees paid by the Company to the Distributer will vary according to the commission option selection at the policy level.

     Options A, B, and D are not available for EmPower.

A.  PREMIUM BASED COMPENSATION

                                                                            PERCENT OF PREMIUM PAID
                                                                        OLDEST OWNER'S OR PARTICIPANTS
                                                                                              OPTION C
                                                                                            (1ST 3 MONTHS
AGE WHEN PREMIUM PAID*                           OPTION A              OPTION B             PREMIUM ONLY)            OPTION D
---------------------------------------------------------------------------------------------------------------------------------
Ages 0-79                                           6.25%                 4.50%                  2.15%                  7.25%
Ages 80-84                                          3.00%                 2.00%                  2.00%                  3.25%
Ages 85+                                            1.50%                 1.00%                  0.00%                  1.75%

------------

*   Based upon the age of the owner only for Opportunity, Masters and EmPower.

B.  TRAIL COMMISSIONS

In addition to the compensation described in paragraph A, the following trail commissions will be paid to the Distributor:

For Variable Policy Values:

                                             OPTION A         OPTION B          OPTION D
--------------------------------------------------------------------------------------------
Trail Commissions Paid by FBIC                  0.10%            0.35%            -0.15%
Trail Commissions Paid by Advisers              0.15%            0.15%             0.00%
Trail Commissions Paid in Total                 0.25%            0.50%            -0.15%

Option C service fees are paid only when the trail commission is actually paid. For Variable Policy Values:

                                              OPTION C
-----------------------------------------------------------------------
Trail Commissions Paid by FBIC
 a) Year 1                                        0.00%
 b) Year 2 (begins end of month 13)                           0.85%
Trail Commissions Paid by Advisers
 a) Year 1                                        0.00%
 b) Year 2 (begins end of month 13)                           0.15%
Trail Commissions Paid in Total
 a) Year 1                                        0.00%
 b) Year 2 (begins end of month 13)                           1.00%

For Fixed Policy Values:

                                             OPTION A         OPTION B         OPTION D
-------------------------------------------------------------------------------------------
Trail Commissions Paid by FBIC                  0.25%            0.50%            0.00%
Trail Commissions Paid by Advisers              0.00%            0.00%            0.00%
Trail Commissions Paid in Total                 0.25%            0.50%            0.00%

Option D trail commissions are paid only when the trail commission is actually paid by the Distributor.

For Fixed Policy Values:

                                              OPTION C
-----------------------------------------------------------------------
Trail Commissions Paid by FBIC
 a) Year 1                                        0.00%
 b) Year 2 (begins end of month 13)                           1.00%

                                              OPTION C
-----------------------------------------------------------------------
Trail Commissions Paid by Advisers
 a) Year 1                                        0.00%
 b) Year 2 (begins end of month 13)                           0.00%
Trail Commissions Paid in Total
 a) Year 1                                        0.00%
 b) Year 2 (begins end of month 13)                           1.00%

C.  ADDITIONAL COMPENSATION

In addition, on the policies covered by paragraphs A and B, the Company agrees to pay the Distributor an amount, mutually agreed upon between the parties, per policy in force as of May 1st of each year. The amount will not exceed $1.35 per policy per year.

II.  FOR NORWEST PASSAGE ANNUITY

Percent of premium paid and service fees paid by the Company to the Distributer will vary according to the commission option selection at the policy level.

A.  PREMIUM BASED COMPENSATION

                                                                         GROSS COMMISSION
                                                                        (AS A % OF PREMIUM)
                                                                                        OPTION C
OLDEST OF OWNER'S OR ANNUITANT'S                                                     (1ST 3 MONTHS
AGE WHEN PREMIUM PAID                        OPTION A             OPTION B           PREMIUM ONLY)            OPTION D
-------------------------------------------------------------------------------------------------------------------------
0-79                                            5.5%                 3.5%                   1.5%                 7.0%
80-84                                           3.5%                 2.5%                   1.5%                 4.5%
85 & later                                      2.0%                 1.5%                  None                  3.5%

B.  TRAIL COMMISSIONS

In addition to the compensation described in paragraph A, the following trail commissions will be paid to the Distributor:

                                           OPTION A          OPTION B           OPTION C             OPTION D
-----------------------------------------------------------------------------------------------------------------
                                                 0.25%             0.50%                1.0%               0%
Start of Trail Commission                   1st Month         1st Month          13th Month              N/A

III. FOR FEDERATED VARIABLE ANNUITY

Percent of premium paid and service fees paid by the Company to the Distributer will vary according to the commission option selection at the policy level.

A.  PREMIUM BASED COMPENSATION

                                                                            GROSS COMMISSION
                                                                          (AS A % OF PREMIUM)
                                                                                                                 OPTION D
                                                                                                               (1ST 3 MONTHS
OWNER'S AGE WHEN PREMIUM PAID                OPTION A              OPTION B              OPTION C*             PREMIUM ONLY)
------------------------------------------------------------------------------------------------------------------------------
0-80                                            6.25%                 3.50%                  1.00%                  4.75%
81-85                                           3.25%                 2.00%                  0.85%                  2.50%
86-90                                           1.75%                 1.00%                  None                   1.50%

B.  TRAIL COMMISSIONS

In addition to the compensation described in paragraph A, the following trail commissions will be paid to the Distributor:

                                          OPTION A      OPTION B           OPTION C             OPTION D
--------------------------------------------------------------------------------------------------------------
                                             0.00%             0.50%               0.85%      0.25% (Yrs. 1-7)
                                                                                               0.40% (Yrs. 8+)
Start of Trail Commission                      N/A         1st Month          13th Month               1 month

IV.  FOR FORTUNE FIXED ANNUITY CONTRACTS

Percent of Premium Paid
All Ages                                   5.6%

V.  FOR VUL220, VUL500 CONTRACTS AND WALL STREET SERIES VUL CONTRACTS

     110.5% of First Year Paid Target Premium plus 4.0% of Excess Premium Paid in Policy Years 1-6
     2.0% of Excess Premium Paid in Policy Years 7-10.
     .25% of Policy Surrender Values in 11th Policy Year and later.

VI. FOR SURVIVOR CONTRACTS

     90.0% of First Year Premium plus 4% of Premium Paid in Policy Years 2-6; 2% of Excess Premium Paid in Policy Years 7-10; and .25% of Unloaned Policy Value in Policy Years 11 forward.

VII. FOR RESERVEST VUL CONTRACTS

     0.25% per annum of the average amount of assets held in the separate account for Policies which have an M&E risk charge of .95%

     0.175% per annum of the average amount of assets held in the separate account for Policies which have an M&E risk charge of .70%

     .15% per annum of the average amount of assets held in the separate account for Policies which have an M&E risk charge of .60%

VIII. FOR ALL CONTRACTS

In addition, the company will, on a monthly basis, reimburse the Distributor for all reasonable, documented expenses actually incurred in connection with the performance of the Distributor's duties under this contract that are not otherwise covered by the compensation described in Schedule A.

The Company may, under certain flexible compensation arrangements, pay the Distributor a different selling allowance and a different service fee than as set forth above. However, in such a case, such flexible compensation arrangements will have actuarially equivalent present values to the amounts of selling allowances and service fees set forth above.